Exhibit 23.01
                                         _____________



       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement filed by P.T. ALatieF Freeport
Finance Company B.V.



                       /s/ Arthur Andersen & Co.



New Orleans, Louisiana
February 14, 1994